1 1006406674v1 UNITED INSURANCE HOLDINGS CORP. ANNOUNCES TRANSFER OF BUSINESS IN NORTHEAST TO HCI GROUP, INC. St. Petersburg, FL – December 17, 2020: United Insurance Holdings Corp. (NASDAQ: UIHC), a property and casualty insurance holding company (“UPC”) and HCI Group, Inc. (NYSE: HCI), an InsurTech company with operations in insurance, software development and real estate (“HCI”), have reached an agreement in principle to transfer UPC’s personal lines business in four Northeast states of Connecticut, New Jersey, Massachusetts, and Rhode Island to HCI. UPC, and its wholly owned subsidiaries, United Property & Casualty Insurance Company (“UPCIC”) and Interboro Insurance Company, will continue writing policies and servicing policyholders in New York. The transaction will better enable UPC to focus on growing its specialty commercial property business and improve its statutory risk based capital position by reducing operating leverage. Under the terms of the transaction, HCI will provide 69.5% quota share reinsurance on UPCIC’s in-force, new and renewal policies in Connecticut, Massachusetts, New Jersey and Rhode Island for the period December 31, 2020 through May 31, 2021. UPCIC’s 30.5% quota share reinsurance with other reinsurers will remain in place. Under the quota share arrangement, HCI will pay to UPC a provisional ceding commission of 25% of premium earned during the term of the contract that could increase up to 31.5% depending on the direct loss ratio results for the reinsured business. The estimated ceded earned premium for the quota share period December 31, 2020 through May 31, 2021 is $37.6 million (69.5% of $54.2 million). This would result in estimated net ceding commissions to UPC between $13.8 million and $16.3 million, including a $4.4 million catastrophe reinsurance allowance. As part of the transaction, HCI will also pay UPC consideration of 100,000 shares of HCI common stock. Additionally, HCI will pay UPC a cash payment of up to $3.1 million depending on the amount of premium transitioned to HCI. In connection with the transaction, UPC will agree not to compete with HCI for the issuance of personal lines homeowners business in the four Northeast states until July 1, 2024. The transaction is subject to negotiation of definitive agreements and customary closing conditions, including receipt of all applicable regulatory approvals. The quota share reinsurance agreement is expected to be effective no later than December 31, 2020. Raymond James is acting as financial advisor to UPC in the transactions and Debevoise & Plimpton LLP is acting as legal advisor. Foley & Lardner LLP is acting as legal advisor to HCI. About UPC Insurance Founded in 1999, UPC Insurance is an insurance holding company that sources, writes and services personal and commercial residential property and casualty insurance policies using a group of wholly owned insurance subsidiaries and one majority owned insurance subsidiary through a variety of distribution channels. The Company currently writes policies in Connecticut, Florida, Georgia, Hawaii, Louisiana, Massachusetts, New Jersey, New York, North Carolina, Rhode Island, South Carolina and Texas. From its headquarters in St. Petersburg, UPC Insurance's team of dedicated professionals manages a completely integrated insurance company, including sales, underwriting, customer service and claims. Forward-Looking Statements Statements made in this press release may be “forward-looking statements.” These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words such as “may,” “will,” “expect,” "endeavor," "project," “believe,” "plan," “anticipate,” “intend,” “could,” “would,” “estimate” or “continue” or the negative variations thereof or comparable terminology. We believe these Exhibit 99.1

2 1006406674v1 statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10- Q. Forward-looking statements speak only as of the date on which they are made, and, except as required by applicable law, we undertake no obligation to update or revise any forward-looking statement. CONTACT: OR INVESTOR RELATIONS: United Insurance Holdings Corp. The Equity Group Jessica Strathman Adam Prior Director of Financial Reporting Senior Vice-President (727) 895-7737 / jstrathman@upcinsurance.com (212) 836-9606 / aprior@equityny.com